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                                                                  EXHIBIT 10.1.5

                AMENDMENT NO. 13 TO LOAN AND SECURITY AGREEMENT
                -----------------------------------------------

                             AM GENERAL CORPORATION
                             105 North Niles Avenue
                         South Bend, Indiana 46634-7025


                                       As of October 30, 1998


Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036



Gentlemen:

     Congress Financial Corporation ("Lender") and AM General Corporation, formerly known as Ren Acquisition Corp. ("AM General") have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated as of April 30, 1992, between Lender and AM General, as amended pursuant to Amendment No. 1 to Loan and Security Agreement, dated July 10, 1992, Amendment No. 2 to Loan and Security Agreement, dated October 27, 1992, Amendment No. 3 to Loan and Security Agreement, dated September 13, 1993, Amendment No. 4 to Loan and Security Agreement, dated November 16, 1994, Amendment No. 5 to Loan and Security Agreement, dated December 14, 1994, Amendment No. 6 to Loan and Security Agreement, dated February 23, 1995, Amendment No. 7 to Loan and Security Agreement, dated April 25, 1995, Amendment No. 8 to Loan and Security Agreement, dated April 27, 1995, Amendment No. 9 to Loan and Security Agreement, dated June 26, 1996, Amendment No. 10 to Loan and Security Agreement, dated August 22, 1996, Amendment No. 11 to Loan and Security Agreement, dated December 17, 1996 and Amendment No. 12 to Loan and Security Agreement, dated March 14, 1997 (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement," and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, collectively, the "Financing Agreements").

     AM General has requested that Lender (a) extend the term of the Financing Agreements to October 30, 2001 and (b) reduce the Interest Rate by one (1%) percent. Lender is willing to consent and agree to the foregoing subject to the terms and conditions contained herein. In consideration of the foregoing, and other good and valuable consideration, the respective agreements and covenants contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
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     1.   Definitions.
          -----------

          (a) Amendment to Definition. Effective as of January 1, 1999, all references to the term "Interest Rate" in the Loan Agreement and each such reference is hereby amended to mean a rate of three-quarters (3/4%) percent per annum in excess of the Prime Rate or, upon an Event of Default or termination or non-renewal hereof, a rate two and three-quarters (2 3/4%) percent per annum in excess of the Prime Rate except that in the event that the outstanding amount of the Loans or Letter of Credit Accommodations exceed the amounts available under the Lending Formulas, the lending sublimits set forth in Sections 2.1(d) or 2.2(f) of the Loan Agreement or the Maximum Credit, as applicable, the Interest Rate shall mean, in Lender's discretion, a rate of two and three-quarters
(2 3/4%) percent per annum in excess of the Prime Rate as to the amount of any such excess(es), whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default.

          (b) Interpretation. For purposes of this Amendment, unless otherwise defined herein, all terms used herein shall have the respective meanings assigned to such terms in the Loan Agreement.

     2.   Inventory Lending Formula.
          -------------------------

          Section 2.1(a)(vi) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               "(vi)  [Intentionally omitted.]"

     3.   Effective Date; Termination Fee.
          -------------------------------

          (a) Section 9.1(a) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               "(a)   This Agreement and the other Financing Agreements shall
     become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending October 30, 2001 (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof."

          (b) Section 9.1(f) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               "(f)   If Lender terminates this Agreement or the other Financing
     Agreements upon the occurrence of an Event of Default or at the request of Borrower prior to the end of the then current term of this Agreement and the other Financing Agreements, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties

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     as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower hereby agrees to pay to Lender, upon the effective date of such termination, an early termination fee in an amount equal to:

                      (i) two (2%) percent of the Maximum Credit, if such termination is effective on or prior to October 30, 2000;

                      (ii) one (1%) percent of the Maximum Credit, if such termination is effective after October 30, 2000 but prior to October 30, 2001.

     Such early termination fee shall be presumed to be the amount of damages sustained by said early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The early termination fee provided for in this Section 9.1 shall be deemed included in the Obligations."

     4. Fee. In addition to all other fees, charges, interest and expenses payable by AM General to Lender under the Loan Agreement and the other Financing Agreements, AM General hereby agrees to pay to Lender a fee for this Amendment in an amount equal to $50,000, which amount shall be payable simultaneously with the execution hereof, and which amount is fully earned as of the date hereof, and may be charged directly to AM General's loan account maintained by Lender.

     5. Additional Representations and Warranties. AM General represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lender to AM General:

          (a) No Event of Default or act, condition or event which with notice or passage of time or both would constitute any Event of Default exists or has occurred as of the date of this Amendment (after giving effect to the amendments to the Financing Agreements made by this Amendment).

          (b) This Amendment has been duly executed and delivered by AM General and is in full force and effect as of the date hereof and the agreements and obligations of AM General contained herein constitute legal, valid and binding obligations of AM General enforceable against AM General in accordance with their respective terms.

     6. Conditions to Effectiveness of Amendment. The effectiveness of the other provisions of this Amendment shall be subject to the satisfaction of each of the following addition conditions precedent:

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          (a)  Lender shall have received an executed original or executed original counterparts of this Amendment (as the case may be) duly authorized, executed and delivered by the respective party or parties hereto;

          (b) no Event of Default shall exist or have occurred and no event shall have occurred or exist which with notice or passage of time or both would constitute an Event of Default.

     7. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Arrangements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all the parties hereto as of the effective date hereof. To the extent of any conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

     8. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and the purposes of this Amendment.

     9. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal substantive laws of the State of New York.

     10. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

     11. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

     Please sign the enclosed counterpart of this Amendment in the space provided below whereupon this Amendment as so accepted by Lender, shall become a binding agreement between AM General and Lender.

                                       Very truly yours,

                                       AM GENERAL CORPORATION

                                       By:
                                           -----------------------------
                                       Title: Vice President
                                              --------------------------

                      [SIGNATURES CONTINUED ON NEXT PAGE]


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                                       ACKNOWLEDGED:

                                       AM GENERAL SALES CORPORATION

                                       By:
                                           -----------------------------
                                       Title: Vice President
                                              --------------------------


                                       AGREED:

                                       CONGRESS FINANCIAL CORPORATION

                                       By:
                                           -----------------------------
                                       Title: First Vice President
                                              --------------------------



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